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                                                                    EXHIBIT 23.2





                         INDEPENDENT AUDITOR'S CONSENT

                                    [KPMG LOGO]



The Board of Directors
Humboldt Bancorp and Subsidiaries


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 of Umpqua Holdings Corporation pertaining to the registration of shares of Umpqua Holdings Corporation common stock, of our report dated January 29, 2004, which is with respect to the consolidated balance sheets of Humboldt Bancorp and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003, annual report on Form 10-K of Humboldt Bancorp (Humboldt) and to the reference to our firm under the heading "experts" in the Registration Statement. Such report refers to Humboldt's adoption of Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation, under the prospective method of adoption as of January 1, 2003.




/s/ KPMG LLP


Sacramento, California
May 13, 2004